EXHIBIT 2.05

                      CERTIFICATE OF AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                               GENCELL, INC.

                          CERTIFICATE OF AMENDMENT

                                     of

                         ARTICLES OF INCORPORATION

                                     of

                               GENCELL, INC.

     GENCELL, INC., a corporation organized under the laws of the State of Nevada (the "Corporation"), by its president and secretary does hereby certify:

     1. That the Board of Directors of the Corporation by unanimous consent in writing, dated the 29th day of September 1997, passed a resolution declaring the following amendment to the Articles of Incorporation be made:

     NOW THEREFORE, BE IT RESOLVED, that Article One of the Corporation's Articles of Incorporation be amended to read as follows:

     ARTICLE I:     The name of the Corporation shall be: "Gene-Cell", Inc.

     1. The number of share of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 12,508,404; that the said amendment has been consented to and authorized by the written consent of 62% of the shares of the Corporation outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its president and its secretary this 30th day of September, 1997.

Date:     October 1, 1997               GENCELL, INC.


                              /s/ Michael R. Davis
                              --------------------
                              MICHAEL R. DAVIS, President

                              /s/ Tom Kubota
                              ---------------
                              THOMAS KUBOTA, Secretary


STATE OF CALIFORNIA

COUNTY OF ORANGE

     On September 25, 1997 before me, Judith H. Gain, Notary Public personally appeared Michael R. Davis, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted executed the instrument.

WITNESS my hand and official seal.

     /s/ Judith J. Gain
     ------------------
Description of attached Document

Title of Type of Document:    Certificate of Amendment of Articles of
Incorporation of Gencell, Inc.

Document Date: October 1, 1997     Number of pages    1

Signer(s) Other Than Named Above:  Thomas Kubota

Capacity(ies) Claimed by Signer(s)

Signer's Name: Michael R. Davis
               Corporate Officer
     Title     President

STATE OF CALIFORNIA

COUNTY OF ORANGE

     On September 26, 1997 before me, Judith J. Gain, Notary Public, personally appeared Thomas Kubota, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed this instrument.

WITNESS my hand and official seal.

     /s/ Judith J. Gain
     --------------------------

Description of attached Document

Title of Type of Document:    Certificate of Amendment of Article s of
Incorporation of Gencell, Inc.

Document Date: October 1, 1997          Number of pages   1

Signer(s) Other Than Named Above:  Michael R. Davis

Capacity(ies) Claimed by Signer(s)

Signer's Name: Thomas Kubota
               Corporate Officer
     Title     Secretary